                                                                    EXHIBIT 99.1


                                  PRESS RELEASE
                     FOR RELEASE JULY 16, 2008 AT 4:00 P.M.

                          For More Information Contact
                      Joseph J. Bouffard, President and CEO
                                 (410) 248-9130
                               BCSB Bancorp, Inc.

                BCSB BANCORP, INC. REPORTS JUNE 30, 2008 RESULTS

BCSB Bancorp, Inc. (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, F.S.B., headquartered in Baltimore, Maryland, reported net income of $285,000 or $0.09 per basic and diluted share for the quarter ended June 30, 2008 as compared to net income of $599,000 or $0.19 per basic and diluted share for the quarter ended June 30, 2007. Financial results for the three months ended June 30, 2007 included a $299,000 gain on the sale of certain loans in connection with a balance sheet restructuring initiative completed in the 2007 fiscal year.

Net income for the nine months ended June 30, 2008 was $434,000 or $.14 per basic and diluted share, as compared to a loss of $2,615,000 or ($.84) per basic and diluted share for the nine months ended June 30, 2007. Net income during the nine months ended June 30, 2007 was significantly affected by aggregate losses of $7.1 million relating to the balance sheet restructuring. During the same period, the Bank received insurance proceeds amounting to $3.4 million as a partial recovery related to the losses from a check-kiting scheme discovered in June of 2006.

President and CEO Joseph J. Bouffard commented that this was a significant period during which the Company enjoyed its third consecutive quarter of profitability and completed a conversion to a fully publicly traded company. As a result of the conversion, capital ratios were strengthened and debt was reduced at both the Bank and the holding company. Bouffard also noted that earlier in the calendar year, in recognition of the Company's improvement, the Bank's principal regulator, the Office of Thrift Supervision had rescinded a Supervisory Agreement that had been in effect since 2005. On a cautionary note Bouffard noted that although the quality of the Company's loan portfolio did not require any additions to the loan loss reserve, if the economy continued to decline additions to the allowance may be necessary in the future.

                            JUNE 30, 2008 HIGHLIGHTS

   o Raised nearly $20 million in April 2008 by completing conversion from Mutual Holding Company structure to a fully publicly owned corporation.

   o Paid off more than $16 million in debt during the quarter ended June 30, 2008, including $6 million in Trust Preferred Securities.

   o Fiscal year to date net interest income increased by $740,000, or 7.4% compared to 2007.

   o Interest rate spread for the nine months ended June 30, 2008 improved to 2.47%, a 29% increase over the prior year.

   o In the non-interest expense category, during the quarter the Company recognized expense of $130,000 associated with a reduction in staff and reversed $89,000 in expenses previously accrued in connection with potential litigation that had been settled.

   o Nonperforming assets as a percentage of total assets at June 30, 2008 drops to .28%, a 37% improvement compared to June 30, 2007.

   o     Allowance for loan losses to nonperforming loans increases to 161%.

   o Equity to assets ratio at June 30, 2008 improves to 8.4% from 5.2% at June 30, 2007.

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, AND LOCAL AND NATIONAL ECONOMIC FACTORS. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.


                                       BCSB Bancorp, Inc.
                         Consolidated Statements of Financial Condition
                                         (Unaudited)


                                                                     June 30,                   September 30,
                                                                       2008                          2007
                                                                 ------------------           -------------------
                                                                             (Dollars in Thousands)
ASSETS
Cash equivalents and time deposits                               $          61,191            $           76,116
Investment Securities, available for sale                                      999                         3,970
Loans Receivable, Net                                                      402,706                       416,302
Mortgage-backed Securities, Available for sale                              94,325                       104,999
Foreclosed Real Estate                                                           0                            94
Premises and Equipment, Net                                                  9,902                        10,454
Bank Owned Life Insurance                                                   14,270                        13,847
Other Assets                                                                14,785                        16,599
                                                                 -----------------            ------------------
Total Assets                                                     $         598,178            $          642,381
                                                                 =================            ==================

LIABILITIES
Deposits                                                         $         510,259            $          558,457
Borrowings                                                                  10,000                        20,000
Junior Subordinated Debentures                                              17,011                        23,197
Other Liabilities                                                           10,792                         6,135
                                                                 -----------------            ------------------
Total Liabilities                                                          548,062                       607,789
Total Stockholders' Equity                                                  50,116                        34,592
                                                                 -----------------            ------------------
Total Liabilities & Stockholders' Equity                         $         598,178            $          642,381
                                                                 =================            ==================


                              Consolidated Statements of Operations
                                           (Unaudited)

                                                     Three Months ended June 30,          Nine Months ended June 30,
                                                       2008                 2007            2008                2007
                                                    ----------          -----------      ----------         -----------
                                                        (Dollars in Thousands                (Dollars in Thousands
                                                        except per share data)              except per share data)

Interest Income                                     $   8,254           $    9,656       $  26,118          $   29,860
Interest Expense                                        4,565                5,869          15,403              19,885
                                                    ---------           ----------       ---------          ----------
Net Interest Income                                     3,689                3,787          10,715               9,975
Provision for Loan Losses                                   0                    0               0                 117
                                                    ---------           ----------       ---------          ----------
Net Interest Income After Provision for Loan            3,689                3,787          10,715               9,858
  Losses
Total Non-Interest Income                                 540                  808           1,434              (5,833)
Total Non-Interest Expenses                             3,810                3,749          11,633               8,164
                                                    ---------           ----------       ---------          ----------
Income (Loss) Before Tax Expense (Benefit)                419                  846             516              (4,139)
Income Tax Expense (Benefit)                              134                  247              82              (1,524)
                                                    ---------           ----------       ---------          ----------
Net Income (Loss)                                   $     285           $      599       $     434          $   (2,615)
                                                    =========           ==========       =========          ==========

Basic and Diluted Earnings (Loss) Per Share         $    0.09           $     0.19       $    0.14          $     (.84)
                                                    =========           ==========       =========          ==========


                                 Summary of Financial Highlights
                                           (Unaudited)

                                                      Three Months ended June 30,          Nine Months ended June 30,
                                                        2008                 2007            2008                2007
                                                     ----------          -----------      ----------         -----------
Return (Loss) on Average Assets (Annualized)            0.19%                0.35%           0.09%              (0.48%)
Return (Loss) on Average Equity (Annualized)            2.27%                7.03%           1.42%             (10.28%)

Interest Rate Spread                                    2.52%                2.43%           2.47%               1.92%
Net Interest Margin                                     2.57%                2.41%           2.47%               1.92%

Efficiency Ratio                                       90.05%               81.58%          95.75%             197.10%
Ratio of Average Interest Earnings
   Assets/Interest-Bearing Liabilities                101.78%               99.44%          99.91%             100.13%


                                    Allowance for Loan Losses
                                           (Unaudited)

                                                      Three Months ended June 30,          Nine Months ended June 30,
                                                        2008                 2007            2008                2007
                                                     ----------          -----------      ----------         -----------
                                                         (Dollars in Thousands)              (Dollars in Thousands)

 Allowance at Beginning of Period                    $   2,674           $   2,773        $   2,650          $    2,679
 Provision for Loan Loss                                                                         --                 117
 Recoveries                                                 46                  26              215                 212
 Charge-Offs                                               (45)                (93)            (190)               (302)
                                                     ---------           ---------        ---------          ---------
 Allowance at End of Period                          $   2,675           $   2,706        $   2,675          $    2,706
                                                     =========           =========        =========          ==========

 Allowance for Loan Losses as a Percentage of
    Loans                                                0.66%                0.66%           0.66%               0.66%

 Allowance for Loan Losses as a Percentage of
    Nonperforming Loans                                 161.0%                97.2%          161.0%               97.2%

                                      Non-Performing Assets
                                           (Unaudtied)


                                                        At June 30,            At September               At June 30,
                                                           2008                  30, 2007                    2007
                                                     ------------------      -----------------         ------------------
                                                                           (Dollars in Thousands)
 Nonperforming Loans:
       Commercial                                    $        1,649          $       2,266             $        2,283
       Real Estate                                               --                     --                        487
       Consumer                                                  13                     24                         13
                                                     ---------------        ---------------            ---------------
             Total Nonperforming Loans                        1,662                  2,290                      2,783
 Foreclosed Real Estate                                          --                     --                         --
 Other NonPerforming Assets                                      20                     --                        126
                                                     ---------------        ---------------            ---------------
             Total Nonperforming Assets              $        1,682          $       2,290             $        2,909
                                                     ===============        ===============            ===============

 Nonperforming Loans as a Percentage of Total                                                                   0.68%
 Loans                                                         0.41%                  0.55%

 Nonperforming Assets as a Percentage of Total
 Assets                                                        0.28%                  0.36%                      0.45%